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                               ASECO CORPORATION
                          500 DONALD LYNCH BOULEVARD
                       MARLBOROUGH, MASSACHUSETTS 01752

                                          July 17, 1996

Dear Stockholder:

  As you know, the Annual Meeting of Stockholders of Aseco Corporation will be held on Thursday, August 8, 1996 at 10:00 A.M., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts. We sincerely hope you will be able to attend and urge you, even if you plan to attend the meeting, to sign and promptly return the proxy card that you previously received.

  In addition, please note that there is a typographical error in the table on page 2 of the Proxy Statement previously delivered to you. The number of shares of common stock beneficially owned by all current directors and executive officers as a group should be stated as 505,483 (12.7% of the outstanding shares).

  We look forward to seeing you.

                                          Sincerely,

                                          CARL S. ARCHER, JR. President, Chief
                                          Executive Officer and Chairman of
                                          the Board